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                                                                EXHIBIT 10.21

                                SUPPLY AGREEMENT

         THIS PRODUCT SUPPLY AGREEMENT (the "Agreement") is made this 16th day of July, 1996, by and between SmithKline Beecham Corporation, a corporation organized under the laws of Pennsylvania ("SB") with principal offices at One Franklin Plaza, Phila, PA, and King Pharmaceuticals Inc. ("SELLER"), having a place of business at Bristol, Tennessee. SB and SELLER are from time to time referred to as "the Parties."

         WHEREAS, SB is in the business of developing, manufacturing and marketing a variety of human health products;

         WHEREAS, SB desires King to undertake the manufacture and packaging of the human prescription pharmaceuticals BACTROBAN, Fastin, Halfan, and Menest, and the animal health product BACTODERM, and King desires to manufacture, package, and sell such products to SB.

         NOW, THEREFORE, the parties intending to be legally bound, agree as follows:

         1. GENERAL DEFINITIONS

         (a) "AFFILIATE" means (i) any corporation or business entity fifty percent (50%) or more of the voting stock of which is and continues to be owned directly or indirectly by any party hereto; (ii) any corporation or business entity which directly or indirectly owns fifty percent (50%) or more of the voting stock of any party hereto; or (iii) any corporation or business entity under the direct or indirect control of such corporation or business entity as described in (i) or (ii).

         (b) "ACQUISITION COST" is the price for each PRODUCT as described in Schedule A.

         (c) "PRODUCT" shall mean each of the products and "PRODUCTS" shall mean all of the products listed in Schedule A, manufactured according to the SPECIFICATIONS.

         (d) "SPECIFICATIONS" shall mean those written specifications for the manufacture of PRODUCT attached hereto as Schedule B.

         (e) "TERRITORY" shall mean the United States, its territories, and possessions.

         (f) "MENEST" shall mean any final solid oral dosage form product containing esterified estrogen as an active ingredient.

         (g) "BACTROBAN" and "BACTODERM" shall include any final finished topical ointment product (excluding intra-nasal products) containing mupirocin (and not mupirocin calcium) 20 mg per g (2%) as a single active ingredient.


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         (h) "FASTIN" shall include any final solid oral dosage form product containing phentermine HCl as a single active ingredient.

         (i) "HALFAN" shall include any final solid oral dosage form product containing halofantrine as a single active ingredient.

         (j) "SB" shall include SB's AFFILIATES, successors, assigns, licensees, and any other third parties with which either contracts for the sale, promotion, or distribution of any PRODUCT.

         (k) "SELLER" shall include SELLER's AFFILIATES, successors, assigns, licensees, and any other third parties with which either contracts for the sale, promotion, or distribution of any PRODUCT.

         (l) "STANDARD COST" as referred to in Schedule A shall be defined according to the cost analysis provided under Schedule E.

         2.  SUPPLY

         (a) During the term of this Agreement, and subject to Sections 3 and 10 below, SELLER shall supply and SB shall purchase exclusively from SELLER all of SB's requirements for MENEST, FASTIN and HALFAN in the TERRITORY.

         (b) During the term of this Agreement, and subject to Section 10 below, Seller shall supply and SB shall purchase twenty-two (22) lots total in any combination of lots of BACTROBAN or BACTODERM, as specified by SB. Seller shall promptly manufacture one lot of BACTODERM. The remaining twenty-one (21) lots will be campaigned upon delivery of components. Provided however, no PRODUCTS shall be manufactured by SELLER until all mupirocin necessary to manufacture all twenty-two (22) lots of BACTROBAN and BACTODERM have been received and accepted at SELLER's facilities in Bristol, Tennessee.

         (c) During the term of this Agreement, and subject to the provisions herein set forth, SELLER shall allocate sufficient production resources and adopt sufficient production planning procedures in order to meet SB's purchase orders of PRODUCTS.

         3.  MANUFACTURE AND SUPPLY ARRANGEMENTS

         (a) Simultaneously with the execution of this Agreement and then no later than November 1st of each year during the term of this Agreement, covering the period from January 1st through December 31st, and then again no later than May 1st of each year during the term of this Agreement, covering the period from July 1st through June 30th, SB shall provide SELLER with a twelve (12) month forecast including delivery dates, organized by months and SKU's, of SB's estimated requirements of HALFAN, FASTIN and MENEST. The first six (6) months of said forecasts shall be a binding order and SB shall, simultaneously with the submission of each forecast, submit purchase orders for such binding orders. Under no circumstances shall SELLER be required to produce greater than two



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hundred percent (200%) of the number of units forecasted for a specific month in the initial forecast or applicable subsequent annual forecasts. After receiving SB's twelve month forecasts, SELLER shall notify SB within ten working days in the event the forecast unreasonably exceeds SELLER's anticipated capacity. In any event SELLER shall use reasonable efforts to adjust its production capacity to accommodate such forecast up to 200% of the initial or applicable subsequent annual forecast for each PRODUCT. In the event SELLER is unable to meet SB's forecast, SB shall have the option to purchase the excess PRODUCT not supplied by SELLER from a third party.

         (b) SELLER is not required to deliver PRODUCTS sooner than ninety (90) days after receipt of SB's written purchase orders for the same. SELLER shall not be required to manufacture or package PRODUCTS in quantities less than multiplies of whole batch sizes possessing a single label. Not withstanding the foregoing, SELLER will use reasonable effort to meet SB's request for deliveries less than ninety (90) days

         SELLER will attempt to accommodate any changes requested by SB in delivery schedules for PRODUCTS after SELLER's receipt of SB's binding purchase order, provided that no such changes shall result in SB purchasing less PRODUCT than that covered in any binding purchase order. SB will bear the reasonable out-of-pocket costs incurred by SELLER in connection with any delay in the shipment of PRODUCT caused by SB's rescheduling of shipping dates. SELLER will ship purchase orders immediately upon release by SELLER's QA department in a single shipment to a single destination.

         (c) The supply and purchase of BACTROBAN and BACTODERM, under this Agreement shall commence as soon as practicable with SELLER to use best efforts to deliver BACTROBAN and BACTODERM in the amounts and by the delivery dates specified on the mutually agreed upon purchase orders issued simultaneously with the execution of this Agreement.

         (d) SB and SELLER shall negotiate in good faith standard operating procedures, conforming to the responsibilities delegated between the Parties in this Agreement, to meet regulatory and customer service standards as specified in the Checklist (see Schedule C) from SB's contract quality manual.

         (e) SB will purchase esterified estrogen, mupirocin, and halafantrine (the "Materials") for its own account for delivery to SELLER. The expenses for the purchase, supply and delivery of the Materials shall be borne solely by SB and provided at no charge to SELLER. It will be the responsibility of SELLER to manage the Materials and to be accountable for their usage. Upon request, SELLER will furnish SB a monthly report, summarizing the usage of Materials by lot number and showing the beginning and ending inventories of the Materials and reconcile the usage of the Materials to within ten percent (10%+/-) of the amounts received from SB. No more than once every calendar quarter and upon delivery of reasonable prior written notice to SELLER, any representative authorized by SB shall have the right to examine SELLER's records for the sole purpose of verifying SELLER's inventory and use of the Materials directly related to the PRODUCTS. SELLER and SB will establish a mutually agreeable minimum yield based on the average yield for the prior 24 months (including PRODUCT manufacturing time under prior agreements with SB). SELLER shall reimburse SB on an annual basis for a yield of less



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than 97% of the minimum yield at a prorated schedule. Notwithstanding the foregoing, SELLER shall have no responsibility for any loss to or of esterified estrogen supplied by SB until MENEST is fully validated. MENEST shall not be subject to any minimum yield ratio until it is completely validated. Further, until MENEST is completely validated, SELLER shall be entitled to full payment of the ACQUISITION COSTS for completed batches of MENEST even if such batches fail to SPECIFICATIONS unless the failed batches are due to the negligence of SELLER.

         (f) Insurance. SELLER will, at its expense, insure the Materials on its premises under an all risks policy in an amount mutually agreeable to the parties, and SB will be named as an additional loss payee under said policy.

         (g) Transfer of PRODUCTS. Upon termination of this Agreement in its entirety or as to any PRODUCT, SELLER will provide reasonable assistance to SB in the transfer of the Materials and manufacturing process of the PRODUCT(S) to other facilities. Such assistance shall include, transfer of manufacturing records, plant visits, and operator training.

         (h) SB agrees to provide: (i) up to $100,000 for facilities upgrades to improve SELLER's Menest production area (which SELLER will bill to SB at actual cost as incurred); and (ii) a previously used and operating Accelecoater or equivalent (with air handling)

         (i) If SB determines that changes, alterations, or modifications to the facilities or equipment (including the purchase of new equipment) are necessary to manufacture or to facilitate the manufacture of any PRODUCT under this Agreement, in accordance with either the SPECIFICATIONS or cGMP standards, then the costs and expenses of such changes, alterations, or modifications to the facilities or the equipment (including the purchase of new equipment) shall be borne by SB to the extent that such costs and expenses are attributable to the PRODUCT under this Agreement. SB shall make its determinations as to the compliance of SELLER's facilities or equipment or SELLER's compliance with its warranties under this Agreement in a reasonable and good faith manner.

         (j) If, as the result of a specific audit, inspection, or inquiry related to SELLER's facility, the FDA, the DEA, EPA, the Occupational Safety and Health Administration or any federal or state governmental agency determines that changes, alterations, or modifications to the facilities or the equipment (including the purchase of new equipment) at SELLER's facilities are necessary solely because of any process or procedure required by SELLER to fulfill its obligations under this Agreement as to any PRODUCT of SB, and if such changes, alterations, or modifications to the facilities or the equipment (including the purchase of new equipment) total Three Hundred Thousand Dollars ($300,000) or less, then the parties shall share equally between them those costs and charges, and provided further that if such costs total more than Three Hundred Thousand ($300,000), then the Parties agree that either party may elect to be excused from its requirements under this Agreement unless the other party consents to bear the entire costs of the changes, alterations, or modifications. An election by one party to discontinue the Agreement shall apply only as to the requirements of that electing party with respect to the particular Product precipitating such changes, alterations, or modifications to the facilities or the equipment (including the purchase of new equipment). Notwithstanding paragraphs 5(g) and 5(h) of this


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Agreement the SELLER certifies that it is not aware of any pending or current request from any such agency which would result in any such costs under this provision.

         (k) As specified in Schedule D, SB will furnish labeling components and bottles to SELLER for use by SELLER in providing the PRODUCTS under this Agreement. SB will transfer those items on Schedule D to Seller at SB's actual direct costs for these items.

         4. PRICES; PAYMENT; SHIPMENT

         (a) During the term of this Agreement, SELLER shall manufacture in accordance with current Good Manufacturing Practices, including, without limitation, those set forth in 21 C.F.R., parts 210 and 211 ("cGMPs"), and sell PRODUCTS to SB at the prices (and which meet the SPECIFICATIONS) listed in Schedule A. Purchase orders shall be shipped by SELLER F.O.B. SELLER's plant, in accordance with those shipping and handling instructions specified in each purchase order, limited to one location per purchase order. Title to PRODUCTS and risk of loss to same shall pass to SB upon delivery to SB's designated carrier at SELLER's plant.

         (b) SB agrees to pay SELLER for PRODUCT to be provided in accordance with Section 4(a) above net thirty (30) days from the date of invoicing. All payments hereunder shall be made in U.S. Dollars. Invoices shall issue upon SELLER's QA release. Delinquent invoices shall incur interest charges at the rate of one and one-half percent (1.5%) per month until paid in full.

         (c) Each shipment of PRODUCTS to SB shall be accompanied by a typed certificate of analysis specifying that the lot of PRODUCTS conform to the SPECIFICATIONS for same.

         (d) Within fifteen (15) days of receipt of PRODUCTS by SB under this Agreement, SB shall have the right to test and inspect the PRODUCTS and reject any PRODUCT or component thereof which was not manufactured in accordance with cGMPs or does not conform to the SPECIFICATIONS. In the event of such rejection, SB shall notify SELLER in writing within 72 hours of such rejection, and SELLER shall, at SB's option, within 30 days from its receipt of SB's rejection notice, either credit the cost paid by SB or replace the rejected PRODUCT at SELLER's expense or notify SB that SELLER disputes that PRODUCT failed to meet cGMPs or the SPECIFICATIONS. In the event that SELLER disputes SB's rejection of PRODUCT, then the parties shall submit such disputed batches of PRODUCTS and accompanying documentation to a mutually acceptable independent laboratory for testing. The costs and expenses of the related laboratory tests shall be borne by the party in error. Likewise, SB shall notify SELLER of any defects not reasonably discoverable in PRODUCT which are discovered by SB within fifteen (15) days after detection; in case SELLER contests SB's allegations, an independent laboratory shall make the final decision whether the PRODUCTS meet cGMPs or the SPECIFICATIONS as provided above.

         (e) Within fifteen (15) days of receipt of the Materials by SELLER under this Agreement, SELLER shall have the right to test and inspect the Materials and reject any of the Materials or component thereof which was not manufactured in accordance with cGMPs or does not conform to the SPECIFICATIONS. In the event of such rejection, SELLER shall notify SB in writing within 72


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hours of such rejection, and SB shall, within 30 days from its receipt of
SELLER's rejection notice, replace the rejected Material at SB's expense or notify SELLER that SB disputes that the Material failed to meet cGMPs or the SPECIFICATIONS. In the event that SB disputes SELLER's rejection of the Materials, then the Parties shall submit such disputed batches of Materials and accompanying documentation to a mutually acceptable independent laboratory for testing. The costs and expenses of the related laboratory tests shall be borne by the party in error. Likewise, SELLER shall notify SB of any defects not reasonably discoverable in the Materials which are discovered by SELLER within fifteen (15) days after detection; in case SB contests SELLER's allegations, an independent laboratory shall make the final decision whether the Materials meet cGMPs or the SPECIFICATIONS as provided above.

         (f) If either party becomes aware at any time of any defect associated with the PRODUCT or the Materials, said party shall notify the other party immediately and confirm the notification as soon as possible in writing.

         (g) Notwithstanding the effective date of this Agreement, any purchase orders currently submitted to SELLER but not released by SELLER's Quality Assurance department shall be invoiced to SB at the ACQUISITION COSTS shown in Schedule A.

         (h) In establishing the ACQUISITION COSTS of the PRODUCTS, the parties have assumed, based on the recent stability in pricing, that the annual inflation rate will not exceed four percent (4.0%). Because this assumption may in fact prove false, the parties agree that beginning on the first anniversary of this Agreement, and on each anniversary thereafter during the term of this Agreement, Seller shall have the right to increase the ACQUISITION COSTS for the forthcoming calendar year by an amount equal to the excess, if any, of the actual rate of inflation for the twelve (12) months preceding the anniversary date (as measured by the Consumer Price Index - Urban, ("CPI-U") published by the U.S. Department of Labor, Bureau of Statistics) over the parties' assumed rate of four percent (4.0%). Subject to offset for any increases permitted above on an annual basis, SELLER shall have the right to increase the ACQUISITION COSTS by an amount equal to the increase, if any, of the actual CPI-U which is in excess of a 10% cumulative rate for the initial term of this Agreement.

         5.  REGULATORY MATTERS

         (a) SELLER represents that it currently has, and shall maintain, all regulatory and governmental permits, licenses and approvals that may be necessary to manufacture and ship PRODUCTS to SB. Without limiting the generality of the foregoing, SELLER shall manufacture the PRODUCTS: (i) under conditions that are in accordance with all United States governmental regulatory requirements concerning cGMPs; and (ii) in a facility maintaining drug establishment registration with the U.S. Food and Drug Administration (FDA) as set forth in 21 C.F.R., part 207.

         (b) (1) During the term of this Agreement, SELLER will be responsible for any reporting of matters regarding the PRODUCTS to the appropriate governmental authorities in accordance with pertinent laws and regulations. SELLER shall immediately notify SB of any such matter and shall promptly furnish copies of such reports to SB. SELLER shall also advise SB of any



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occurrences or information which arises out of SELLER's manufacturing activities which have or could reasonably be expected to have regulatory compliance and/or reporting consequences.

             (2) SELLER shall be responsible for handling and responding to any appropriate governmental agency inspections with respect to PRODUCTS during the term of this Agreement. SELLER shall provide to SB any information reasonably requested by SB related to the PRODUCTS and all information requested by any governmental agency in connection with any governmental inspection related to the PRODUCTS. SELLER shall immediately advise SB of any requests by any governmental agency for such inspections with respect to PRODUCTS and SB shall cooperate and provide reasonable assistance as requested by SELLER.

             (3) During the term of this Agreement, upon reasonable notice, during normal business hours, and no more than once a year, SB shall have the right to inspect and perform Quality Assurance (QA) audits of the SELLER's manufacturing sites where PRODUCTS are manufactured pursuant to this Agreement to assure regulatory compliance with cGMPs. SELLER has the right to accompany SB during the QA audits. Subject to Section 3(i), if deficiencies are discovered during these QA audits that would prevent SELLER or third party manufacturers from passing cGMPs, or other relevant regulatory inspections, SELLER shall, following consultation with SB, correct such deficiencies with respect to SELLER's manufacturing sites and, with respect to third party manufacturing facilities, use its reasonable best efforts to assure correction of such deficiencies.

         (c) SELLER will not modify or change any ingredient used in the manufacture of the PRODUCTS or in any other way deviate from any manufacturing or control process employed in manufacturing the PRODUCTS, or change any manufacturing site or any supplier or vendor of any ingredient used in the manufacture of the PRODUCTS, without first obtaining SB's prior written approval. Should such change or deviation occur, SELLER shall immediately notify SB of such change, giving details of the same.

         (d) For all PRODUCTS, SB shall be responsible for all stability testing. Further, SELLER shall have no obligation or responsibility to conduct, maintain, supervise or monitor any stability program for the PRODUCTS unless the Parties otherwise agree in a separate writing memorialized by both Parties. From time to time SELLER may request copies of the stability work being performed by or on behalf of SB and SB shall promptly furnish same to SELLER.

         (e) SB shall be solely responsible for all artwork and copy relating to the final packaging and labeling of all PRODUCTS. SB shall also be solely responsible for the compliance with all federal, state and local laws and regulations concerning packaging and labeling, and for obtaining any necessary regulatory approvals of printed materials, artwork, and copy.

         (f) SB agrees that within one hundred and eighty (180) calendar days from the execution by SB of this Agreement, SB will authorize and approve by a duly authorized signatory written copies of production cards, product and packaging specifications, batch formulations, and analytical methods. Further, during the life of this Agreement, SB shall continue to review and execute such documents submitted by SELLER within one hundred eighty (180) calendar days.



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         (g) With respect to MENEST, SB agrees to: (i) rework promptly the tablet physical appearance to replace the imprinting with debossing; (ii) promptly develop and change the coating process to use of an aqueous solvent;
(iii) eliminate use of methylene chloride from the manufacturing process if practicable; (iv) execute production cards necessary to such changes; and (v) file all necessary supplements, applications, authorizations or other regulatory documents as soon as practicable.

         (h) SB agrees to validate the manufacturing processes for the PRODUCTS as soon as practicable. SB and SELLER shall agree to the validation protocol. However, if the parties cannot agree to the validation protocol, or any element of a validation protocol for any PRODUCT, then the Parties agree to submit the proposed protocol for a final determination to a mutually agreeable, independent third-party consulting company of national reputation and expertise.

             SELLER agrees to provide services to support the validation as requested by SB. Further, SELLER shall have the right of first refusal as to any and/or all services to be provided related to the validation of the PRODUCTS. "Right of first-refusal" as used in this provision shall mean that if SB decides to contract for any services or responsibilities related to the validation of the PRODUCTS, then SB shall first offer the work to SELLER under the terms set forth in subsection (i), infra, or if SB has approached another person of entity (the "Proposed Contractor") for the work desired, then SB shall offer such work or services to SELLER at the same price and upon the same terms and conditions as have been offered to SB in writing by a bona fide Proposed Contractor, who is properly licensed, insured, and capable of performing the desired work. SB shall give SELLER a copy of the written offer from the Proposed Contractor for the desired validation services, which copy shall identify the name and address of the Proposed Contractor for the validation services, the proposed rates, terms, timelines, and the conditions upon which the Proposed Contractor is able and willing to perform. SELLER shall have sixty (60) days after receipt of such copy of the proposed services in which to exercise its right to choose to perform such services, and its exercise of the decision to perform such services shall be communicated to SB by written notice within the sixty (60) day period.

         (i) In consideration of SELLER providing any services or conducting any part of the validation of products or providing other services under Section 5 of this Agreement at SB's request, SB shall pay to SELLER the sum of One Hundred Dollars ($100.00) per hour, or any part thereof, per person performing work for or on behalf of SB for the validation of PRODUCTS or other services hereunder. SELLER shall invoice SB monthly for work performed by SELLER's personnel related to the validation of PRODUCTS or other services and such invoices shall be due within thirty (30) days of the date of the invoice. Delinquent invoices shall incur interest at the rate of one and one-half percent (1.5%) per month until paid.

         6.  TERM AND TERMINATION

         (a) The initial term of this Agreement shall commence immediately upon the execution of this Agreement by the last party to sign and shall extend through December 31, 1999.



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         (b) The initial term of the Agreement for PRODUCTS other than BACTROBAN and BACTODERM shall be automatically extended for one (1) year periods unless either party provides one year written notice of non-renewal prior to expiration.

         (c) Either SB or SELLER may terminate this Agreement prior to its then current expiration date upon 45 days' prior written notice delivered by either party to the other party in the event the other party has breached any material provision of this Agreement and fails to remedy the breach prior to expiration of the 45 day period.

         (d) This Agreement may be canceled upon thirty (30) days' prior written notice by either party at any time during this Agreement if, the other party shall file in any court pursuant to any statute of any government in any country for which PRODUCT are being supplied by SELLER for sale in such country by SB a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the party or of its assets; or if any other party proposes a written agreement of composition for extension of its debts; or if the other party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within 60 days after filing thereof; or if the other party shall be a party to any dissolution or liquidation, or if the other party shall make an assignment for the benefit of its creditors; or if the other party is subject to any final order of debarment which can be expected to have a material adverse effect on the sales of PRODUCTS in such country.

         7. WARRANTY AND INDEMNIFICATION

         (a) Except as conditioned upon SB's obligations under Section 5(h) of this Agreement, SELLER warrants that PRODUCTS contained in each shipment shall conform strictly to SPECIFICATIONS and shall be manufactured in accordance with applicable cGMPs. THIS WARRANTY AND THE WARRANTIES SET FORTH IN SECTION 5 ARE IN LIEU OF ALL OTHER WARRANTIES WITH RESPECT TO THE PRODUCTS, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WHETHER THE PRODUCT IS USED ALONE OR IN COMBINATION WITH OTHER SUBSTANCES.

         (b) SB warrants that the Materials contained in each shipment to SELLER shall conform strictly to SPECIFICATIONS for same and shall be manufactured in accordance with applicable cGMPs. THIS WARRANTY AND THE WARRANTIES SET FORTH IN
SECTION 5 ARE IN LIEU OF ALL OTHER WARRANTIES WITH RESPECT TO THE MATERIALS, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WHETHER THE MATERIALS ARE USED ALONE OR IN COMBINATION WITH OTHER SUBSTANCES.

         (c) In the event that any PRODUCTS or Materials have to be quarantined or recalled, or are subject to a stop-sale action, whether voluntary or by governmental action, it is agreed and understood that any expenses, including reasonable fees of any experts or attorneys that may be utilized by either party, government fines or penalties, related to such recall, quarantine or stop-sale, shall be


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borne by the party determined to have been responsible for the basis upon which said recall, quarantine or stop-sale was initiated. Said determination may be made by the governmental agency involved, or by mutual agreement of the parties following examination and review of all records pertinent to the manufacture of PRODUCT or Materials subject to said recall.

         (d) SB shall indemnify and hold SELLER harmless from and defend against any and all third party claims, suits, actions or threats of action based upon, related to or arising from a breach of any representation, warranty or covenant in this Agreement or from omissions, negligence, or willful misconduct or any wrongdoing of SB in connection with this Agreement. SB shall bear the cost, including reasonable attorneys fees, arising in connection herewith. However, the obligation of SB to indemnify SELLER shall be excluded if: (i) the losses incurred are based on negligent acts or omissions of SELLER; and/or (ii) if SELLER fails to promptly notify SB of the assertion of any such claims of which SB was actually aware; and/or (iii) if SELLER recognizes or settles all or part of any such claims without SB's prior consent, which shall not be unreasonably conditioned, withheld or delayed.

         (e) SELLER shall be liable for and shall indemnify, hold harmless and defend SB, its directors and employees from and against, any damages or injuries to persons or to property, including reasonable attorneys fees, arising from or in connection with any third party claims, suits, actions or threats of action resulting from a breach of any representation, warranty or covenant in this Agreement or from omissions, negligence, or willful misconduct or any wrongdoing of SELLER in connection with this Agreement, provided, however, that any such negligence could not reasonably be determined during the incoming inspection of goods as described in this Agreement. However, the obligation of SELLER to indemnify SB shall be excluded to the extent that (i) the losses incurred are based on negligent acts or omissions of SB; and/or (ii) if SB fails to promptly notify SELLER of the assertion of any such claims to the extent that SB was actually aware of the existence of such claims of which SELLER was actually aware; and/or (iii) if SB recognizes or settles all or part of any such claims without SELLER's prior consent, which shall not be unreasonably conditioned, withheld or delayed.

         (f) Competitive Products. During the term of this Agreement and one year thereafter, SELLER warrants that it shall not produce, distribute, or sell any PRODUCT included in this Agreement to a third party which is identical in all respects to any of the PRODUCTS.

         8. ENVIRONMENTAL

         (a) SELLER shall properly dispose of any and all hazardous waste materials directly; involved with the manufacture of PRODUCTS and in full compliance with all applicable federal and local laws and regulations, generated or resulting from the activities performed hereunder, if any, at SELLER's sole liability and expense. SELLER warrants and represents that the manufacture of PRODUCTS is currently and will in the future be in compliance with all applicable US environmental laws and regulations.

         (b) SELLER shall promptly notify SB in writing of any unauthorized release, spill or emission of a reportable amount of hazardous materials, used or generated from the activities performed



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hereunder; and, of any alleged environmental violation or litigation relating to the facility for the activities performed hereunder.

         9. ADVERSE REACTION REPORTS

         (a) SELLER shall refer all adverse reaction reports and shall notify SB of the name and address of each person giving such a report to SB. It is the responsibility of SB to address any adverse reaction reports. SELLER shall exercise all reasonable efforts to provide SB any pertinent information regarding any claims against the manufacture of PRODUCTS as defined in this Agreement.

         (b) Should adverse reaction reports be sent to SELLER directly as the manufacturer, SELLER will promptly notify SB by telephone or Fax and forward the original to SB for response within 2 working days.

         10. FORCE MAJEURE

         If the performance of any part of this Agreement by either party of any obligation under this Agreement is prevented, restricted, interfered with or delayed by reason of any cause beyond the reasonable control of the party liable to perform, the party so affected shall upon giving a written notice to the other party be excused from such performance to the extent of such prevention, restriction, interference or delay provided that the affected party shall use its reasonable best efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

         11. CONFIDENTIAL INFORMATION

         (a) Each party recognizes that in the performance of this Agreement confidential and/or proprietary information belonging to other parties regarding the PRODUCTS may be disclosed or become known to other parties ("Confidential Information"). Unless otherwise expressed in writing to the other parties, information, including that expressed orally, that is exchanged between or among the parties shall be presumed to be Confidential Information. Each party agrees to take such precautions as it normally takes with its confidential and/or proprietary information and to hold in confidence Confidential information for a period of two (2) years after the earlier of: (i) termination of this Agreement in its entirety or (ii) with respect to Confidential Information about a particular Product, the termination of SELLER's obligation to manufacture said PRODUCT. This obligation shall not apply to:

                  (i) information that, at the time of disclosure, is in the public domain;

                  (ii) information that, after disclosure, is published or otherwise becomes part of the public domain through no fault of the party to whom the information was disclosed;

                  (iii) information that a party can show through its records was in its possession or the possession of an AFFILIATE at the time of disclosure;

             (iv) information which becomes available to the receiving party from a third party which is lawfully entitled to disclose such information; and

             (v) information which is known to the receiving party prior to disclosure or is independently developed as evidenced by such party's written records

         (b) Each party shall maintain, however, the right to disclose such Confidential Information if required to do so by law, but shall endeavor to keep and assist the other parties in keeping it confidential by all appropriate means. If a party finds it necessary to disclose any such information in any judicial or administrative hearing or proceeding, the party shall immediately notify the other party that it finds such disclosure to be necessary and shall attempt to disclose such Confidential Information "in camera" or subject to "protective order or on some other non-public basis."

         (c) Upon termination of this Agreement, the parties shall return each other's Confidential Information, provided that the parties shall each be entitled to retain one record copy in their respective legal departments to determine the extent of their continuing obligations.

         12. GENERAL PROVISIONS

         (a) Insurance

         During the term of this Agreement, each party shall maintain comprehensive general liability insurance, product liability and property damage insurance, or self insurance, in such amounts and with such scope of coverage as are appropriate for companies of like size taking into account the scope of activities contemplated herein.

         (b) Assignment

         This Agreement shall be binding upon and inure to the benefit of the successors in interest of the respective Parties. Neither this Agreement nor any interest hereunder shall be assignable by either party without the prior written consent of the other provided, however, that, without obtaining the consent of the other party: (i) SB may assign its right and obligations hereunder (to the extent that the same relates to any PRODUCT) to any third party to which SB sells such PRODUCT line provided that said third party expressly agrees in writing to assume the obligations regarding such PRODUCT under this Agreement; and (ii) either party may assign this Agreement to any AFFILIATE or to any corporation with which it may merge or consolidate, or to which it may transfer all or substantially all of its assets, if such AFFILIATE or other corporation (the "Assuming Party") expressly agrees in writing to assume all obligations under this Agreement and if such assigning party fully guarantees the performance of all the Assuming Party's obligations under this Agreement. Approval of all Assignments for which approval is required shall not be unreasonably withheld.

         (c) Change of Control

         This Agreement shall survive any sale by SELLER or SB of all of its assets, or any portion thereof, to which this Agreement relates. Prior to such sale, the selling party shall fully guarantee in writing the performance of all of its obligations and responsibilities hereunder.

         (d) Waiver

         The failure of any party to enforce at any time any of the provisions of this Agreement shall in no way constitute or be construed as a waiver of that or any other provision of this Agreement nor in any way to affect the validity of this Agreement or any other provision hereof or the right of such party to enforce thereafter each and every provision of this Agreement nor be deemed to be a waiver of any other provision or breach.

         (e) Governing Law

This Agreement and the relations of the parties hereunder shall be governed by the laws of the State of Tennessee.

         (f) Arbitration

         Any dispute, controversy, or claim arising out of or relating to this contract, or the breach, termination, or invalidity thereof, which is not settled by agreement between the parties, shall be finally settled by arbitration held according to the commercial Arbitration Rules, in effect on the date of this contract, of the American Arbitration Association ("AAA"), except that in the event of any actual or threatened breach or default which could give rise to irreparable harm, the non-defaulting party may apply to any court for injunctive or other equitable relief, pending the outcome of the arbitration.

         The arbitration shall be held in Bristol, Tennessee in accordance with the substantive law of the state of Tennessee (without reference to Tennessee's choice of law rules).

         The arbitration panel shall consist of three arbitrators; each party may appoint one arbitrator and a third arbitrator shall be appointed by agreement of the two party-appointed arbitrators. In the event that the party-appointed arbitrators cannot select the third arbitrator, then the AAA shall appoint a third arbitrator. Judgment upon the award of such arbitrators shall be final and binding on both parties, and any right of appeal therefore is hereby waived. Judgment upon the award rendered may be entered in any court having jurisdiction, or application may be made to such court for confirmation of the award.

         (g) Independent Contractor

         Nothing in this Agreement shall be constructed to constitute SB or SELLER as a partner, joint venture, agent or other representative of the other. Each is an independent company retaining complete control over and complete responsibility for its own operations and employees. Nothing in this Agreement shall be construed to grant either party any right or authority to assume or create any obligation on behalf or in the name of the other, to accept summonses, or legal process for the other, or to bind the other in any manner whatsoever.

         (h) Obligation to Third Parties.

         Each party warrants and represents that proceeding as provided herein is not inconsistent with any contractual obligations, expressed or implied, undertaken with any third party.

         (i) Severability.

         If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. To the extent permitted by applicable law, each party waives any provision of law which renders any provision hereof invalid, illegal or unenforceable in any respect. In the event any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the parties hereto shall use best efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes hereof.

         (j) Entire Agreement

         This Agreement, entered into as of the date written above, together with any Appendices or Schedules hereto constitutes the entire agreement between the Parties relating to the subject matter hereof regarding the supply of PRODUCTS and supersedes all previous writings and understandings. No terms or provisions of this Agreement shall be varied or modified by any prior or subsequent statement, conduct or act of either of the Parties, except that the Parties may amend this Agreement by written instruments specifically referring to and executed in the same manner as this Agreement.

         (k) Notices

         All notices hereunder shall be addressed as follows:

         if to SB:
                  SmithKline Beecham Corporation.
                  One Franklin Plaza
                  PO Box 7929
                  Phila, PA 19101
                  ATTN: VP, Purchasing

                  with copies to:
                          SmithKline Beecham
                          One Franklin Plaza
                          PO Box 7929
                          Phila, PA. 19101
                          ATTN: Legal
        if to SELLER:
                 King Pharmaceuticals
                 Attention: John M. Gregory, Chairman of the Board 501 Fifth Street
                 Bristol, Tennessee 37620

        with a copy to:
                 King Pharmaceuticals
                 Attention: John A. A. Bellamy, Vice President & General Counsel 501 Fifth Street
                 Bristol, Tennessee 37620



   IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

SMITHKLINE BEECHAM CORPORATION      KING PHARMACEUTICALS, INC.

By:/s/ D. Whiterman                 By:/s/ John M. Gregory
   ---------------------------         ----------------------------

Title: VP & Director, WSO-NA        Title: President & CEO
      ------------------------            -------------------------

Date:  July 16, 1996                Date:         7/17/96
     -------------------------            -------------------------